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                                                                     Exhibit 4.1

                          REGISTRATION RIGHTS AGREEMENT

     REGISTRATION RIGHTS AGREEMENT, dated as of ______________, 2002 (this "Agreement"), among STEEL DYNAMICS, INC., an Indiana corporation (the "Company"), the financial institutions who are parties to this Agreement (the "Lenders"), and Mellon Bank, N.A., as Agent for the Lenders.

     WHEREAS, the parties hereto have entered into an Agreement, dated as January 28, 2002 (the "Settlement Agreement"), which requires that this Agreement be entered into; and

     WHEREAS, capitalized terms used herein without definition are defined in
Section 10.

     NOW, THEREFORE, the parties hereto, in consideration of the [Settlement Agreement], and intending to be legally bound hereby, agree as follows.

     1. Shelf Registration. The Company shall effect the registration under the Securities Act of the Registrable Securities by the filing, as promptly as practicable after the date hereof, of a registration statement on Form S-3 or another form appropriate to permit the disposition by each Lender or its designee (in accordance with each Lender's intended method or methods of disposition ) consistent with such registration) of the Registrable Securities (the "Shelf Registration Statement") and by causing the Shelf Registration Statement to become effective with respect to particular Registrable Securities not later than the date of delivery thereof under the [Settlement Agreement ] and shall cause the Shelf Registration Statement to remain effective as provided in Section 3 until the earlier of two years from its effective date or until all Registrable Securities have been sold. Each Lender shall promptly provide to the Company such information concerning its intended methods of distribution and such other information concerning such Lender as shall be necessary for inclusion in such registration statement. The Company will pay all Registration Expenses in connection with any registration under this Section 1; provided that any seller thereunder shall pay all Registration Expenses to the extent required to be paid by such seller under applicable law.

         Until the later to occur of June 15, 2002 and the date which is 105 days after the effective date of the Shelf Registration Statement, the Company shall not initiate a registration of any of its securities for its own account. Thereafter, subject to the rights of holders of Registrable Securities under
Section 2, (a) if the Board determines in its good faith judgment, after consultation with a firm of nationally recognized underwriters, that there will be an adverse effect on a then contemplated public offering of the Company's equity securities, the Company may, on not less than 10 days' written notice to the holders of the Registrable Securities, require such holders to cease making sales under the Shelf Registration Statement during a period not exceeding ninety days in length, such period to end not later than the thirtieth day following the effective date of the registration statement relating to the Company's public offering, provided that at all times the Company is in good faith using all reasonable efforts to cause such registration statement to become effective or to maintain such registration statement's effectiveness.

         2. Incidental Registrations. If the Company at any time proposes to register any of its equity securities under the Securities Act (other than pursuant to Section 1 or a registration on



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Form S-4 or S-8 or any successor form), and the registration form to be used may be used for the registration of Registrable Securities, it will give prompt written notice to all holders of Registrable Securities of its intention to do so. Upon the written request of any such holder made within 15 days after the receipt of any such notice (which request shall specify the number of Registrable Securities intended to be disposed of by such holder and the intended method or methods of disposition thereof), the Company will effect the registration under the Securities Act of all such Registrable Securities in accordance with such intended method or methods of disposition, provided that if, at any time after giving written notice of its intention to register any equity securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register such equity securities, the Company may, at its election, give written notice of such determination to each holder of Registrable Securities and, thereupon, shall not be obligated to register any Registrable Securities in connection with such registration (but shall nevertheless pay the Registration Expenses in connection therewith), without prejudice, however, to the obligations of the Company to maintain the effectiveness of, and the rights of the holders of the Registrable Securities to effect sales under, the Shelf Registration Statement.

     3. Registration Procedures. Whenever the Company is required to effect the registration of any Registrable Securities under the Securities Act as provided in Sections 1 and 2, the Company will promptly:

          (a) prepare and file with the Commission a registration statement with respect to such Registrable Securities, make all required filings with the NASD and cause such registration statement to become effective as promptly as practicable thereafter;

          (b) prepare and promptly file with the Commission such amendments and post-effective amendments and supplements to such registration statement and the prospectus used in connection therewith, and such reports under the Exchange Act to be incorporated by reference therein, as may be necessary to keep such registration statement effective for so long as is required to comply with the provisions of the Securities Act and to complete the disposition of all securities covered by such registration statement in accordance with the intended method or methods of disposition thereof, and in the case of the Shelf Registration Statement for the period required by
     Section 1 hereof;

          (c) furnish to counsel selected by the Agent (whether or not the Agent is participating as a selling stockholder) and each seller of Registrable Securities copies of all documents proposed to be filed with the Commission in connection with such registration (or in the case of the initial filing of a registration statement with the Commission, within five business days of such initial filing), which documents will be subject to the review of such counsel and each seller, and the Company shall not file any amendment or post-effective amendments or supplement to such registration statement or the prospectus used in connection therewith to which any such seller shall have reasonably objected in writing within two days of receipt of such registration statement, prospectus, amendment or supplement on the grounds that such document does not comply (explaining why) in all material respects with the requirements of the Securities Act or of the rules or regulations thereunder;


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          (d) furnish to each seller of Registrable Securities, without charge, such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits and documents filed therewith) and such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents, as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller in accordance with the intended method or methods of disposition thereof;

          (e) use its best efforts to register or qualify such Registrable Securities covered by such registration statement under the securities or blue sky laws of such jurisdictions as each seller shall reasonably request, and do any and all other acts and things which may be necessary or advisable to enable such seller to consummate the disposition of such Registrable Securities in such jurisdictions in accordance with the intended method or methods of disposition thereof, provided that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it is not so qualified, subject itself to taxation in any jurisdiction wherein it is not so subject, or take any action which would subject it to general service of process in any jurisdiction wherein it is not so subject;

          (f) use its best efforts to cause all Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities in accordance with the intended method or methods of disposition thereof;

          (g) furnish to any seller of Registrable Securities who requests in writing a signed counterpart, addressed to the seller, of an opinion of counsel for the Company experienced in securities law matters, dated the effective date of the registration statement (and, if such registration includes an underwritten public offering, the date of the closing under the underwriting agreement), covering such matters as are customarily covered in opinions of issuer's counsel delivered in connection with non-underwritten resales of securities registered under Form S-3 or other comparable form or, if applicable, to the underwriters in an underwritten public offering of securities and such other matters as the Agent may reasonably request;

          (h) notify each seller of any Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event or existence of any fact as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and, as promptly as is practicable, prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such


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     prospectus, or prepare and file under the Exchange Act a report to be incorporated by reference in the prospectus, as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

          (i) otherwise comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement of the Company (in form complying with the provisions of Rule 158 under the Securities Act) covering the period of at least 12 months, but not more than 18 months, beginning with the first month after the effective date of the registration statement;

          (j) notify each seller of any Registrable Securities covered by such registration statement (i) when the prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to such registration statement or any post-effective amendment, when the same has become effective, (ii) of any request by the Commission for amendments or supplements to such registration statement or to amend or to supplement such prospectus or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of such registration statement or the initiation of any proceedings for that purpose and (iv) of the suspension of the qualification of such securities for offering or sale in any jurisdiction, or of the institution of any proceedings for any of such purposes;

          (k) use every reasonable effort to obtain the lifting of any stop order that might be issued suspending the effectiveness of such registration statement at the earliest possible moment;

          (l) take all actions necessary to (i) (A) to list such Registrable Securities on any securities exchange on which the equity securities of the Company are then listed or (B) if no such equity securities are then listed, to secure designation of such securities as a NASDAQ "national market system security" within the meaning of Rule 11Aa2-1 under the Exchange Act or, failing that, to secure NASDAQ authorization for such Registrable Securities, and, without limiting the foregoing, to arrange for at least two market makers to register as such with respect to such Registrable Securities with the NASD, and (ii) to provide a transfer agent and registrar for such Registrable Securities not later than the effective date of such registration statement;

          (m) enter into such agreements and take such other actions as the sellers of Registrable Securities or the underwriters reasonably request in order to expedite or facilitate the disposition of such Registrable Securities; and

          (n) take all other steps necessary to effect the registration of such Registrable Securities contemplated hereby.

     The Company may require each seller of any Registrable Securities as to which any registration is being effected to execute customary powers-of-attorney, custody agreements and other customary agreements appropriate to facilitate the offering and to furnish to the Company


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such information regarding such seller, its ownership of Registrable Securities and the disposition of such Registrable Securities as the Company may from time to time reasonably request in writing and as shall be required by law in connection therewith. Each such holder agrees to furnish promptly to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such holder not materially misleading.

     The Company agrees not to file or make any amendment to any registration statement with respect to any Registrable Securities, or any amendment of or supplement to the prospectus used in connection therewith, which refers to (in a capacity as a selling stockholder) any seller of any Registrable Securities covered thereby by name, or otherwise identifies such seller as the holder of any Registrable Securities, without the consent of such seller, such consent not to be unreasonably withheld, unless such disclosure is required by law. Each holder of Registrable Securities agrees that upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(h), such holder will promptly discontinue such holder's disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 3(h). If so directed by the Company, each holder of Registrable Securities will deliver to the Company (at the Company's expense) all copies, other than permanent file copies, in such holder's possession of the prospectus covering such Registrable Securities at the time of receipt of such notice. In the event that the Company shall give any such notice, the period mentioned in Section 1 (if applicable) and Section 3(b) during which the effectiveness of the registration statement must be maintained by the Company shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when each seller of any Registrable Securities covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by Section 3(h).

     4. Underwritten Offerings.

     4.1. Underwriting Agreement. If requested by the underwriters for any underwritten offering by holders of Registrable Securities pursuant to Section 1 or Section 2, the Company shall enter into an underwriting agreement with the underwriters for such offering, such agreement to be reasonably satisfactory in substance and form to the Agent and to the underwriters and to contain such representations and warranties by the Company and such other terms and provisions as are customarily contained in agreements of this type, including, without limitation, indemnities to the effect and to the extent provided in
Section 9. The holders of Registrable Securities to be distributed by such underwriters shall be parties to such underwriting agreement and may, at their option, require that any or all of the representations and warranties by, and the agreements on the part of, the Company to and for the benefit of such underwriters be made to and for the benefit of such holders of Registrable Securities and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement shall also be conditions precedent to the obligations of such holders of Registrable Securities. No underwriting agreement (or other agreement in connection with such offering) shall require any holder of Registrable Securities (i) to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such holder, the ownership of such holder's Registrable Securities, such


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holder's intended method or methods of disposition, such other customary representations, warranties and agreements with respect to such holder and such holder's securities as requested by the underwriters, and any other representation required by law or (ii) to furnish any indemnity to any Person including the underwriters, their directors and officers and each Person, if any, who controls (within Section 15 of the Securities Act or Section 20 of the Exchange Act) such underwriters which is broader than the indemnity furnished by such holder in Section 9.2.

     4.2. Selection of Underwriters. If the Company at any time proposes to register any of its securities under the Securities Act for sale for its own account pursuant to an underwritten offering, the Company will have the right to select the managing underwriter (which shall be of nationally recognized standing) to administer the offering.

     5. Notice of Sales. Each holder of Registrable Securities shall notify the Company in writing within 10 days after any sale or other disposition by it of Registrable Securities, whether or not pursuant to a registration statement hereunder, of the date of such sale or disposition, the number of shares sold or disposed of and the method of sale or disposition.

     6. Preparation; Reasonable Investigation. In connection with the preparation and filing of each registration statement registering Registrable Securities under the Securities Act, the Company will give the holders of such Registrable Securities and their underwriters, if any, and their respective counsel and accountants the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto, and will give each of them such access to the financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have issued audit reports on its financial statements as shall be reasonably requested by such holders in connection with such registration statement.

     7. [Intentionally omitted.]

     8. Rule 144 etc. During the period the Company is required to maintain the effectiveness of the Shelf Registration Statement hereunder, the Company will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder, and will take such further action as any holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such rule may be amended from time to time, or (b) any successor rule or regulation. Upon the request of any holder of Registrable Securities, the Company will deliver to such holder a written statement as to whether it has complied with such requirements.

     9. Indemnification.

     9.1. Indemnification by the Company. In the event of any registration of any Registrable Securities pursuant to this Agreement, the Company will indemnify and hold harmless (a) the seller of such Registrable Securities, (b) the directors, officers, partners, employees, agents and Affiliates of such seller, (c) each Person who participates as an underwriter in the offering or sale


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of such securities and (d) each person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) any such seller, partner or underwriter against any and all losses, claims, damages or liabilities (or actions or proceedings in respect thereof), joint or several, directly or indirectly based upon or arising out of (i) any untrue statement or alleged untrue statement of a fact contained or incorporated by reference in any registration statement under which such Registrable Securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein or used in connection with the offering of securities covered thereby, or any amendment or supplement thereto, or (ii) any omission or alleged omission to state a fact required to be stated or incorporated by reference therein or necessary to make the statements contained or incorporated by reference therein not misleading; and the Company will reimburse each such indemnified party for any legal or any other expenses reasonably incurred by them in connection with investigating, preparing, pursuing or defending any such loss, claim, damage, liability, action or proceeding, except insofar as any such loss, claim, damage, liability, action, proceeding or expense arises out of or is based upon an untrue statement or omission made or incorporated by reference in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such seller expressly for use in the preparation thereof, it being agreed that, except for issues pertaining to a specific seller (in which case this limitation shall not apply), such reimbursement will be limited, as to legal or accounting fees, to the costs and expenses of a single law firm and/or a single accounting firm for all the sellers. Such indemnity shall remain in full force and effect, regardless of any investigation made by such indemnified party and shall survive the transfer of such Registrable Securities by such seller. The indemnity agreement contained in this Section 9.1 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, action or proceeding if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld).

     9.2. Indemnification by the Sellers. Each seller of Registrable Securities included in any registration statement filed pursuant to Section 1 or 2 shall indemnify and hold harmless, severally, not jointly, in the same manner and to the same extent as set forth in Section 9.1, the Company, its directors and officers and each person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) the Company with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such seller expressly for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling Person and shall survive the transfer of such Registrable Securities by such seller. The indemnity agreement contained in this
Section 9.2 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, action or proceeding if such settlement is effected without the consent of such seller (which consent shall not be unreasonably withheld). The Company and the holders of Registrable Securities hereby acknowledge and agree that for all purposes of this Agreement the only information furnished or to be furnished to the Company


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for use in any such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement are statements specifically relating to (a) the beneficial ownership of shares of Common Stock by such holder and its Affiliates, (b) the name and address of such holder and
(c) other information with respect to such holder as required by law. The indemnity provided by each seller of Registrable Securities under this Section
9.2 shall be limited in amount to the net amount of proceeds actually received by such seller from the sale of Registrable Securities pursuant to such registration statement.

     9.3. Notices of Claims, etc. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding paragraphs of this Section 9, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action or proceeding, provided that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding paragraphs of this Section 9, except to the extent that the indemnifying party is materially prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, the indemnifying party will be entitled to participate therein and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof except for the reasonable fees and expenses of any counsel retained by such indemnified party to monitor such action or proceeding, subject only to the limitation on the number of counsel described in Section 9.1. Notwithstanding the foregoing, if such indemnified party and the indemnifying party reasonably determine, based upon advice of their respective independent counsel, that a conflict of interest may exist between the indemnified party and the indemnifying party with respect to such action and that it is advisable for such indemnified party to be represented by separate counsel, such indemnified party may retain other counsel, reasonably satisfactory to the indemnifying party, to represent such indemnified party, and the indemnifying party shall pay all reasonable fees and expenses of such counsel. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of such indemnified party, which consent shall not be unreasonably withheld, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation.

     9.4. Other Indemnification. Indemnification similar to that specified in the preceding paragraphs of this Section 9 (with appropriate modifications) shall be given by the Company and each seller of Registrable Securities with respect to any required registration (other than under the Securities Act) or other qualification of such Registrable Securities under any federal or state law or regulation of any governmental authority.

     9.5. Indemnification Payments. Any indemnification required to be made by an indemnifying party pursuant to this Section 9 shall be made by periodic payments to the indemnified party during the course of the action or proceeding, as and when bills are received by such indemnifying party with respect to an indemnifiable loss, claim, damage, liability or expense incurred by such indemnified party.


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     9.6. Other Remedies. If for any reason the foregoing indemnity is unavailable, or is insufficient to hold harmless an indemnified party, other than by reason of the exceptions provided therein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities, actions, proceedings or expenses in such proportion as is appropriate to reflect the relative benefits to and faults of the indemnifying party on the one hand and the indemnified party on the other in connection with the offering of Registrable Securities (taking into account the portion of the proceeds of the offering realized by each such party) and the statements or omissions or alleged statements or omissions which resulted in such loss, claim, damage, liability, action, proceeding or expense, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statements or omissions. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. No party shall be liable for contribution under this Section 9.6 except to the extent and under such circumstances as such party would have been liable to indemnify under this
Section 9 if such indemnification were enforceable under applicable law.

     10. Definitions. For purposes of this Agreement, the following terms shall have the following respective meanings:

          "Affiliate": A Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified.

          "Agent" shall mean Mellon Bank, N. A. or the financial institution which shall have been designated by the Majority Holders as the Agent for the Lenders hereunder by written notice to the Company.

          "Board": The Board of Directors of the Company.

          "Common Stock": The Company's Common Stock, par value $.01 per share.

          "Commission": The Securities and Exchange Commission.

          "Exchange Act": The Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations thereunder which shall be in effect at the time.

          "Majority Stockholders": Any holder or holders of at least 50% of the Registrable Securities then outstanding.

          "NASD": National Association of Securities Dealers, Inc.

          "NASDAQ": The Nasdaq National Market.


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          "Person": An individual, corporation, partnership, joint venture, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

          "Registrable Securities": The shares of Common Stock (or any successor class of common stock) beneficially owned (within the meaning of Section 13d-3 of the Exchange Act) by the Lenders (or any other Person made a party hereto pursuant to Section 11.1) which are to be or shall have been delivered to the Lenders or their designees pursuant to the [Settlement Agreement]. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (i) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (ii) they shall have been sold to the public pursuant to Rule 144 under the Securities Act, (iii) they shall have been otherwise transferred and subsequent disposition of them shall not require registration or qualification of them under the Securities Act of or any similar state law then in force or (iv) they shall have ceased to be outstanding.

          "Registration Expenses": All expenses incident to the Company's performance of or compliance with Section 1 and Section 2, including, without limitation, (i) registration, filing and NASD fees, (ii) fees and expenses of complying with securities or blue sky laws, (iii) fees and expenses associated with listing securities on an exchange or NASDAQ, (iv) word processing, duplicating and printing expenses, (v) messenger and delivery expenses, (vi) fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits or "cold comfort" letters, (vii) reasonable fees and disbursements of any one counsel retained by the sellers of Registrable Securities, which counsel shall be designated by the Agent, and (viii) any fees and disbursements of underwriters customarily paid by issuers or sellers of securities, but excluding underwriting discounts and commissions and transfer taxes, if any.

          "Securities Act": The Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations thereunder which shall be in effect at the time.


     11. Miscellaneous.

     11.1. Successors, Assigns and Transferees. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns, provided that the Company may not delegate or assign it obligations and duties hereunder without the written consent of each of the Lenders which at the time is, or is an Affiliate of, a holder of Registrable Securities. In addition, and provided that an express assignment and an express agreement of the assignee to be bound by this Agreement shall have been made, and a copy thereof shall have been delivered to the Company, the provisions of this Agreement which are for the benefit of a holder of Registrable Securities shall be for the benefit of and enforceable by any subsequent holder of any Registrable Securities.

     11.2. Amendment and Modification. This Agreement may be amended, modified or supplemented by the Company only with the written consent of the Majority Stockholders and of each Lender which, at the time in question is, or is an Affiliate of, a holder of Registrable Securities.

     11.3. Governing Law. This Agreement and the rights and obligations of the parties hereunder and the persons subject hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York, without giving effect to the choice of law principles thereof.

     11.4. Invalidity of Provision. The invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of this Agreement, including that provision, in any other jurisdiction.

     11.5. Notices. All notices, requests, demands, letters, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered personally, (b) mailed, certified or registered mail with postage prepaid, (c) sent by next-day or overnight mail or delivery or (d) sent by fax as follows:

     (i) If to the Company, to it at:
     Steel Dynamics, Inc.
     6714 Pointe Inverness Way, Suite 200
     Fort Wayne, Indiana 46804
     Attention: Tracy L. Shellabarger, CFO.
     (ii)  If to the Agent, to it at:


     Attention:.
     (iii) If to any holder of Registrable Securities, to the address of such holder as set forth in the books and records of the Company or to such other person or address as any party shall specify by notice in writing to the Company. All such notices, requests, demands, letters, waivers and other communications shall be deemed to have been received (w) if by personal delivery on the day after such delivery, (x) if by certified or registered mail, on the fifth business day after the mailing thereof, (y) if by next-day or overnight mail or delivery, on the day delivered or (z) if by fax, on the next day following the day on which such fax was sent, provided that a copy is also sent by certified or registered mail.

     11.6. Headings; Execution in Counterparts. The headings and captions contained herein are for convenience and shall not control or affect the meaning or construction of any provision hereof. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and which together shall constitute one and the same instrument.

     11.7. Injunctive Relief. Each of the parties recognizes and agrees that money damages may be insufficient and, therefore, in the event of a breach of any provision of this Agreement the aggrieved party may elect to institute and prosecute proceedings in any court of competent jurisdiction to enforce specific performance or to enjoin the continuing breach of this Agreement.

Such remedies shall, however, be cumulative and not exclusive, and shall be in addition to any other remedy which such party may have.

     11.11. Entire Agreement. This Agreement, together with the [Settlement] Agreement, is intended by the parties hereto as a final expression of their agreement and intended to be a complete and exclusive statement of their agreement and understanding in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

     11.12. Term. This Agreement shall be effective as of the date hereof and shall continue in effect thereafter until the date when the Company is no longer required to maintain the effectiveness of the Shelf Registration Statement under Sections 1, 3(b) and 3(h) hereof, provided that the obligations of the parties under Section 9 hereof shall survive any termination of this Agreement.

     IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed and delivered this Registration Rights Agreement as of the date first above written.

                                            STEEL DYNAMICS, INC.



                                            By
                                            ------------------------------------
                                            Title:



                                            MELLON BANK, N.A., as Agent



                                            By
                                            ------------------------------------
                                            Title:



                                            GE CAPITAL CFE, INC.


                                            By
                                            ------------------------------------
                                            Title:

                                            KREDITANSTALT FUR WIEDERAUFBAU



                                            By
                                            ------------------------------------
                                            Title:

                                            By
                                            ------------------------------------
                                            Title:



                                            COMERICA BANK



                                            By
                                            ------------------------------------
                                            Title:



                                            NATIONAL CITY BANK, INDIANA



                                            By
                                            ------------------------------------
                                            Title:



                                            LASALLE BANK NATIONAL
                                              ASSOCIATION

                                            By
                                            ------------------------------------
                                            Title: